                                                                     EXHIBIT 4.5

THIS WARRANT,  AND THE SHARES  ISSUABLE UPON EXERCISE OF THIS WARRANT,  HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  ("SECURITIES ACT")
OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE BEEN
OR WILL BE ACQUIRED FOR INVESTMENT  PURPOSES ONLY AND MAY NOT BE OFFERED,  SOLD,
PLEDGED  OR  OTHERWISE   TRANSFERRED   EXCEPT   PURSUANT  TO  (A)  AN  EFFECTIVE
REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  AND ANY  APPLICABLE  STATE
SECURITIES  LAWS,  OR (B) AN OPINION OF COUNSEL,  IN FORM,  SUBSTANCE  AND SCOPE
REASONABLY  ACCEPTABLE TO THE COMPANY,  THAT  REGISTRATION IS NOT REQUIRED UNDER
THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT

                                                               Right to Purchase
                                                  _______ Shares of Common Stock
                                                                $0.003 Par Value

Date:       __________ __, 2001

                         QUERYOBJECT SYSTEMS CORPORATION
                          COMMON STOCK PURCHASE WARRANT

            THIS CERTIFIES THAT, for value received,  ______________________  or his or its  registered  assigns  (the  "Holder"),  is entitled to purchase  from
QUERYOBJECT SYSTEMS CORPORATION,  a Delaware corporation (the "Company"), at any time and from time to time until  5:00 p.m.,  prevailing  Eastern  Time,  on the
"Expiration  Date" (as defined below)  (_______)  fully paid and  non-assessable shares of the Company's  common  stock,  par value $0.003 per share (the "Common
Stock").  This Warrant  entitles  the Holder to purchase  shares of Common Stock commencing on the date hereof until the five year  anniversary  thereof,  for an initial  exercise  price equal to $[ ]. The shares of Common Stock issuable upon exercise hereof are referred to herein as the "Warrant  Shares" and the exercise price of this  Warrant is referred to herein as the  "Exercise  Price." The term
"Warrants"  means this Warrant and the other  warrants of the Company  issued in the Company's  private  offering (the  "Private  Offering") of units,  each unit consisting  of one share of Common  Stock and two  Warrants,  made  pursuant  to
Subscription  Agreements  dated as of _____ __, 2001 that have been entered into by the Company and each  subscriber in the Private  Offering (the  "Subscription
Agreement").

            This  Warrant is  subject to the  following  terms,  provisions  and conditions:

1.          Manner of Exercise; Issuance of Certificates; Payment for Shares.
            ----------------------------------------------------------------

            1.1 Exercise Notice.  Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof,  in whole or in part, by the surrender of this Warrant, together with (i) a completed exercise notice in the form attached hereto as Exhibit 1 (the  "Exercise  Notice"),  to the Company on or before 5:00
p.m.,  prevailing  Eastern Time, on any business day at the Company's  principal executive  offices  (or such  other  office or agency of the  Company  as it may designate  by notice to the Holder  hereof)  and (ii)  payment to the Company in cash,  by check or by wire  transfer  for the  account  of the  Company,  of the
Exercise Price for each of the Warrant Shares  specified in the Exercise Notice.
The  Warrant  Shares so  purchased  shall be  deemed to be issued to the  Holder hereof or such Holder's designee,  as the record owner of such shares, as of the close  of  business  on the  date on  which  this  Warrant  shall  have  been so surrendered, the completed

Exercise  Notice shall have been  delivered and payment shall have been made for such shares as set forth above.

            1.2 Delivery of Certificates. Certificates for the Warrant Shares so
purchased, representing the aggregate number of shares specified in the Exercise
Notice,  shall be delivered to the Holder hereof within a reasonable  time,  not exceeding five trading days, after this Warrant shall have been so exercised and
Holder's payment shall have been collected.  The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder hereof and shall be  registered  in the name of such  Holder or such other name as shall be designated  by such Holder.  If this Warrant shall have been  exercised  only in part,  then,  unless this Warrant shall have expired,  the Company shall, at its expense,  at the time of delivery of such certificates,  deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

            Subject to Section 1.4 hereof,  upon delivery of an Exercise  Notice and  payment for the  Warrant  Shares to be  purchased  thereby,  the  Company's obligation to deliver certificates for such Warrant Shares shall be absolute and unconditional  and the Company  agrees not to assert  (and hereby  waives to the fullest  extent  permitted by law) any  defenses  against its  obligation  to so deliver  such  certificates.  In the event the  Company  fails to  deliver  such certificates, the Company understands that the Holder will be entitled to pursue actual damages  (whether or not such failure is caused by the Company's  failure to maintain a sufficient number of authorized shares of Common Stock),  and each
Holder shall have the right to pursue all remedies available at law or in equity
(including a decree of specific performance or injunctive relief).

            1.3 Period of  Exercise.  This  Warrant  shall be  exercisable  (the
"Exercise  Period")  at any time on or after the date  hereof  and prior to 5:00
p.m., prevailing Eastern Time, on _____ __, 2006 (the "Expiration Date").

            1.4 Right of Rescission.  Any Holder that delivers to the Company an
Exercise Notice at any time during the period  beginning on the date the Company first gives  notice to the Holders of  Warrants of any  contemplated  "Corporate
Event" (as defined in Section 2.4 hereof) and the day  immediately  prior to the date the  Corporate  Event is to be  effected  or  consummated,  shall  have the absolute  right,  in his  discretion,  if the Corporate Event is not effected or consummated as  contemplated,  to rescind his Exercise  Notice by written notice delivered  to the  Company  within 10 days  after the date on which the  Company delivers notice to such Holder of the cancellation of the Corporate Event.  Such notice of  cancellation  shall be delivered by the Company to each Holder within three days of the cancellation of any contemplated Corporate Event.

2.          Certain Agreements of the Company.  The Company hereby covenants and agrees as follows:

            2.1 Shares to be Fully Paid. All Warrant Shares will,  upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

            2.2 Reservation of Shares.  During the Exercise Period,  the Company
shall at all times have authorized and reserved for the purpose of issuance upon exercise  of this  Warrant,  a  sufficient  number of shares of Common  Stock to provide for the exercise of this Warrant.

            2.3 No  Impairment.  The  Company  shall not,  by  amendment  of its charter or through a reorganization,  transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to  avoid  the  observance  or  performance  of any of the  terms  to be observed  or  performed  by it  hereunder,  but shall at all times in good faith assist in the

                                        2

carrying out of all the provisions of this Warrant and in the taking of all such action as may  reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common  Stock  receivable  upon the  exercise of this
Warrant  above the  Exercise  Price  then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable  shares of Common Stock upon the exercise of this Warrant.

            2.4 Events  Requiring  Notice to  Holders.  The  Company  shall give notice  to the  Holder  upon  one or more of the  following  events:  (i) if the
Company  shall take a record of the holders of its Common  Stock for the purpose of entitling them to receive any dividend or  distribution,  or (ii) the Company shall  offer to all the  holders of its Common  Stock any  additional  shares of capital stock of the Company or securities  convertible into or exchangeable for shares of  capital  stock of the  Company,  or any  option,  right or warrant to subscribe  therefor,  or (iii) a  dissolution,  liquidation or winding up of the
Company,  or a sale  of all or  substantially  all of its  property,  assets  or business,  or a merger or consolidation with another entity in which the Company is either not the surviving entity or is the surviving entity, but the owners of the  Company's  voting  capital  stock  immediately  prior  to  such  merger  or consolidation  fail to hold at least 50% of the voting securities of the Company after the merger (each such event a "Corporate  Event").  The Company shall give written notice of such  Corporate  Event to each Holder of a Warrant at least 20 days prior to the date fixed as a record  date or the date of the closing of the transfer books for the determination of the stockholders entitled to the benefit of, or to participate in, or to vote on such Corporate Event.  Such notice shall specify  such record date or the date of the closing of the transfer  books,  as the case may be.

3.          Adjustment  Provisions.  During the  Exercise  Period,  the Exercise
Price and the number of Warrant  Shares  issuable  upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

            3.1 Exercise Price  Adjustments.  The Exercise Price hereof shall be subject to adjustment  at any time when this Warrant is issued and  outstanding, in the following manner (i) the Exercise Price shall be proportionately  reduced if the number of outstanding shares of Common Stock, as a class, is increased by a stock split, stock dividend, reclassification or other similar event; and (ii)
the  Exercise  Price  shall  be  proportionately  increased  if  the  number  of outstanding  shares of Common Stock, as a class, is decreased by a reverse stock split, combination or reclassification of shares, or other similar event.

            3.2  Adjustment  in  the  Aggregate  Number  of  Shares.  Upon  each adjustment of the Exercise  Price  pursuant to the provisions of this Section 3, the  aggregate  number of Warrant  Shares  issuable  upon the  exercise  of this
Warrant shall be adjusted to the nearest full number obtained by multiplying the
Exercise Price in effect  immediately  prior to such adjustment by the number of
Warrant Shares issuable upon exercise of this Warrant  immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            3.3 Adjustment Due to Mergers,  Consolidation,  etc. If, at any time
when  this  Warrant  is  issued  and   outstanding,   there  shall  be  (i)  any
consolidation or merger of the Company with any other corporation  (other than a merger in which the Company is the surviving or continuing entity and the owners of the Company's voting capital stock  immediately prior to such merger continue to hold at least 50% of the voting  securities of the Company after the merger),
(ii) any sale or  transfer  of all or  substantially  all of the  assets  of the
Company or (iii) any share  exchange  pursuant  to which all of the  outstanding shares of Common Stock are converted  into other  securities  or property  (each such event a "Merger  Event"),  then the Holder of this Warrant shall thereafter have the right to receive upon  exercise of his or its  Warrant,  upon the basis and upon the  terms and  conditions  specified  herein  and in lieu of shares of
Common Stock, such shares of stock, securities

                                        3
320006.1

and other property as would have been issuable or payable in connection with the
Merger  Event with  respect to or in exchange for the number of shares of Common
Stock immediately  theretofore issuable and receivable upon the exercise of this
Warrant had such Merger Event not taken place,  and in any such case appropriate provisions  shall be made with respect to the rights and interests of the Holder of this Warrant to the effect that the  provisions  hereof  (including,  without
limitation,   provisions   for   adjustment  of  the  Exercise   Price  and  the
corresponding  number of shares of Common Stock  issuable  upon exercise of this
Warrant)  shall  thereafter be  applicable,  as nearly as may be  practicable in relation to any shares of stock or securities  thereafter  deliverable  upon the exercise hereof. The Company shall not effect any transaction  described in this
Section 3.3 unless (x) the Holder of this Warrant has been given written  notice as provided in Section 2.4, and (y) the resulting  successor or acquiring entity
(if not the  Company)  assumes by written  instrument  the  obligations  of this
Section  3.3.  The  above   provisions   shall  similarly  apply  to  successive
consolidations, mergers, sales, transfers or share exchanges.

            3.4 Adjustment for Other Events. If any event occurs as to which the foregoing  provisions  of this  Section  3 are not  strictly  applicable  or, if strictly applicable, would not fairly and adequately protect the exercise rights of this Warrant in accordance  with the essential  intent and principles of such provisions,  then the Board of  Directors  shall  make such  adjustments  in the application of such  provisions,  in accordance  with such essential  intent and principles, as shall be reasonably necessary, to protect such exercise rights as aforesaid,  but in no  event  shall  any such  adjustment  have  the  effect  of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of this Warrant.

4.          Limitation on Sales. The Holder  acknowledges  that this Warrant and the Warrant Shares have not been  registered  under the Securities Act as of the date of issuance hereof and agrees not to sell,  pledge,  distribute,  offer for sale,  transfer or  otherwise  dispose of this  Warrant,  or any Warrant  Shares issued  upon its  exercise,  in the  absence  of (i) an  effective  registration statement under the Securities Act and any applicable  state  securities laws or
(ii) an opinion of counsel, in form,  substance and scope reasonably  acceptable to the Company,  that  registration  is not required under the Securities Act or any applicable state securities laws.

            Without  limiting  the  generality  of  the  foregoing,  unless  the offering  and sale of the  Warrant  Shares  to be  issued  upon  the  particular exercise  of the  Warrant  shall  have  been  effectively  registered  under the
Securities  Act, the Company  shall be under no  obligation  to issue the shares covered by such  exercise  unless and until the Holder  shall have  executed  an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise  that it is acquiring  such shares for its own  account,  and will not transfer the Warrant  Shares  unless  pursuant to an effective and current  registration  statement  under the  Securities  Act or an exemption from the registration requirements of the Securities Act and any other applicable  restrictions,  in  which  event  the  Holder  shall  be bound by the provisions  of a legend or legends to such effect  which shall be endorsed  upon the  certificate(s)  representing  the Warrant  Shares  issued  pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

            "THIS   SECURITY  HAS  NOT  BEEN   REGISTERED   UNDER  THE
            SECURITIES  ACT OF 1933, AS AMENDED,  OR APPLICABLE  STATE
            SECURITIES  LAWS.  THIS  SECURITY  HAS  BEEN  OR  WILL  BE
            ACQUIRED  FOR  INVESTMENT  PURPOSES  ONLY  AND  MAY NOT BE
            OFFERED,  SOLD,  PLEDGED OR OTHERWISE  TRANSFERRED  EXCEPT
            PURSUANT TO (A) AN EFFECTIVE  REGISTRATION STATEMENT UNDER
            THE  SECURITIES ACT AND ANY  APPLICABLE  STATE  SECURITIES
            LAWS, OR (B) AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND
            SCOPE   REASONABLY   ACCEPTABLE   TO  THE  COMPANY,   THAT
            REGISTRATION  IS NOT REQUIRED  UNDER THE SECURITIES ACT OR
            ANY APPLICABLE STATE SECURITIES LAWS."

                                        4

5.          Issue Tax. The issuance of certificates  for Warrant Shares upon the exercise  of this  Warrant  shall be made  without  charge to the Holder of this
Warrant or such  Warrant  Shares for any  issuance tax or other costs in respect thereof,  provided  that the Company  shall not be required to pay any tax which may be payable in respect of any transfer  involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

6.          No Rights or Liabilities as Stockholder.  The Holder of this Warrant prior to its  exercise  is not  entitled,  by virtue of being  such  Holder,  to receive  dividends,  to vote,  and except as provided in Section 2.4 hereof,  to receive  notice of  stockholders'  meetings  or to  exercise  any  other  rights whatsoever as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative  action by the Holder hereof to exercise this Warrant for
Warrant Shares,  and no mere  enumeration  herein of the rights or privileges of the Holder  hereof,  shall  give rise to any  liability  of such  Holder for the
Exercise  Price or as a stockholder  of the Company,  whether such  liability is asserted by the Company or by creditors of the Company.

7.          Transfer, Exchange, and Replacement of Warrant.
            ----------------------------------------------

            7.1    Transfer.
                   --------

                   7.1.1  Restriction  on Transfer.  This Warrant and the rights granted  to the  Holder  hereof  are  transferable,  in whole  or in part,  upon surrender of this Warrant,  together with a properly executed  assignment in the form  attached  hereto as  Exhibit  2, at the  office  or agency of the  Company referred to in Section 7.5 below.  Until due  presentment  for  registration  of transfer  on the books of the  Company,  the  Company  may treat the  registered
Holder hereof as the owner and Holder  hereof for all purposes,  and the Company shall not be affected by any notice to the contrary.

                   7.1.2 Exercise or Transfer Without  Registration.  If, at the
time of the surrender of this Warrant in connection with any exercise,  transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise,  the
Warrant Shares issuable hereunder), shall not be registered under the Securities
Act and under  applicable  state  securities  or blue sky laws,  the Company may require, as a condition of allowing such exercise, transfer or exchange that the
Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, in form, substance and scope reasonably acceptable to the Company,  that  registration  is not required under the Securities Act or any applicable state securities laws.

            7.2 Warrant Exchangeable for Different  Denominations.  This Warrant
is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 7.5 below, for new Warrants of like tenor of different  denominations  representing  in the  aggregate  the right to purchase the number of Warrant Shares that may be purchased  hereunder,  each of such new  Warrants to represent  the right to purchase  such number of shares as shall be designated by the Holder hereof at the time of such surrender.

            7.3  Replacement  of Warrant.  Upon  receipt of evidence  reasonably satisfactory to the Company of the loss,  theft,  destruction,  or mutilation of this  Warrant and, in the case of any such loss,  theft,  or  destruction,  upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the  Company,  or,  in the  case of any  such  mutilation,  upon  surrender  and cancellation  of this  Warrant,  the Company,  at its expense,  will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            7.4  Cancellation;  Payment of Expenses.  Upon the surrender of this
Warrant in connection with any transfer,  exchange or replacement as provided in this Section 7, this Warrant

                                        5

shall be promptly  canceled  by the  Company.  The  Company  shall pay all taxes
(other than securities  transfer taxes) and all other expenses (other than legal expenses,  if any, incurred by the Holder or transferees) and charges payable in connection with the preparation,  execution and delivery of Warrants pursuant to this Section 7.

            7.5 Warrant Register.  The Company shall maintain,  at its principal executive  offices (or at the offices of the transfer  agent for the Warrants or such other office or agency of the Company as it may  designate by notice to the
Holder  hereof),  a register for this Warrant (the "Warrant  Register") in which the Company  shall  record the name and address of the person in whose name this
Warrant has been issued,  as well as the name and address of each transferee and each prior owner of this Warrant.

8.          Registration  Rights.  The Holder of this Warrant and/or the Warrant
Shares and any transferee  hereof and thereof is entitled to the benefit of such registration  rights in  respect of the  Warrant  Shares as are set forth in the
Subscription Agreement.

9.          Redemption.
            ----------

            9.1 Redemption Rights. The Company may redeem all (but not less than all) of the Warrants at any time, at the price of $.01 per Warrant,  upon notice of  redemption  given as provided in Section 9.2,  provided that (i) the Warrant
Shares have been  registered for resale by means of the  Registration  Statement
(as defined in the Subscription  Agreement) or any other registration statement;
(ii) the  Registration  Statement,  or such  other  registration  statement,  is current and effective at the time the aforementioned  notice is sent and through the redemption  period; and (iii) the closing sale price of the Common Stock has been at least 160% of the then  Exercise  Price of the  Warrants for the 20 most recent trading days ending within two trading days of such notice of redemption.

            9.2 Date Fixed for  Redemption;  Notice of Redemption.  In the event the Company shall elect to redeem all of the  Warrants,  the Company shall fix a date for the redemption (the "Redemption  Date") and mail a notice of redemption by first class mail,  postage  prepaid,  not less than 30 days prior to the date fixed for  redemption  to the Holder of the  Warrant  at its last  address as it shall appear on the Warrant  Register.  Any notice  mailed in the manner  herein provided shall be  conclusively  presumed to have been duly given whether or not the  registered  Holder  received such notice.  The notice of  redemption  shall specify (i) the redemption price, (ii) the date fixed for redemption,  (iii) the place where the Warrant is to be delivered and the  redemption  price to be paid and (iv) that the right to exercise  the Warrant  shall  terminate at 5:00 p.m.,
prevailing  Eastern  Time,  on  the  business  day  immediately   preceding  the
Redemption  Date. No failure to mail such notice,  nor any defect  therein or in the mailing  thereof,  shall  affect the  validity of the  proceedings  for such redemption  except as to a Holder (a) to whom notice was not mailed or (b) whose notice was  defective.  An affidavit of the Secretary of the Company that notice of  redemption  has been mailed shall,  in the absence of fraud,  be prima facie evidence of the facts stated therein.

            9.3  Exercise  After  Notice  of  Redemption.  The  Warrants  may be
exercised  in  accordance  with  Section 1 of this  Agreement  at any time after notice of  redemption  shall have been given by the Company  pursuant to Section
9.2 hereof and until 5:00 p.m.,  prevailing  Eastern  Time,  on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the
Holder of the  Warrant  shall have no further  rights  except to  receive,  upon surrender of the Warrant, the redemption price.

                                        6

10.         Miscellaneous.
            -------------

            10.1  Notices.  Any notices  required or permitted to be given under the terms of this Warrant shall be in writing and shall be sufficiently given if delivered to the addressees in person by overnight courier service, by confirmed facsimile  or,  if  mailed,  postage  prepaid  certified  mail  (return  receipt requested),  and shall be effective three days after being placed in the mail if mailed,  or upon receipt or refusal of receipt,  if delivered  personally  or by courier or confirmed telecopy,  in each case addressed to a party. The addresses for such communications shall be:

                        If to the Company:

                        QueryObject Systems Corporation
                        One Expressway Plaza
                        Suite 208
                        Roslyn Heights, NY 11577
                        Attn: Daniel M. Pess, Chief Financial Officer
                              and Executive Vice President
                        Telecopy: (516) 228-8584

and if to the  Holder,  at such  address as such Holder  shall have  provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

            10.2  Governing  Law;  Jurisdiction.  This Warrant will be deemed to have  been  made and  delivered  in New York  City  and will be  governed  as to validity, interpretation,  construction, effect and in all other respects by the internal  laws of the State of New York.  The Company and the Holder each hereby
(i) agrees that any legal suit, action or proceeding  arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court,
County of New York,  or in the United  States  District  Court for the  Southern
District of New York,  (ii) waives any  objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction  of the New York State Supreme  Court,  County of New York, and the
United States  District Court for the Southern  District of New York in any such suit,  action or  proceeding  and the  Company  further  agrees  to  accept  and acknowledge  service or any and all process that may be served in any such suit, action or proceeding in New York State Supreme  Court,  County of New York or in
the United States District Court for the Southern District of New York.

            10.3  Amendments.  This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

            10.4 Section  Headings.  Section  headings herein have been inserted for reference only and shall not be deemed to otherwise  affect,  in any matter, or be deemed to interpret in whole or part,  any of the terms or  provisions  of this Warrant.

                                        7

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                           QUERYOBJECT SYSTEMS CORPORATION

                                           By:
                                              ----------------------------------
                                              Name: Daniel M. Pess
                                              Title: Executive Vice President and
                                                     Chief Financial Officer

                                        8

                                                                       EXHIBIT 1

Form to be used to exercise Warrant:

                                 EXERCISE NOTICE

QueryObject Systems Corporation
One Expressway Plaza
Suite 208
Roslyn Heights, NY 11577
Attn: Chief Financial Officer

Date:_________________

            The  undersigned  hereby elects to purchase  ________  shares of the
Common  Stock  of  QueryObject  Systems  Corporation,  pursuant  to terms of the attached  Warrant,  and tenders  herewith  payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

            Please issue the Warrant Shares in accordance with the  instructions given below.

            Please issue a certificate or certificates  representing said shares of the Common Stock in the name of the  undersigned  or in such other name as is specified below:

                                                ------------------------------
                                                Signature

                                                ------------------------------
                                                Print Name

            NOTICE:  THE  SIGNATURE ON THIS FORM MUST  CORRESPOND TO THE NAME AS
WRITTEN  UPON  THE  FACE OF THE  WITHIN  WARRANT  IN  EVERY  PARTICULAR  WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name      ________________________________________________________
                         (Print in Block Letters)

Address   ________________________________________________________

                                                                       EXHIBIT 2

Form to be used to assign Warrant:

                                   ASSIGNMENT

            (To be executed by the registered Holder to effect a transfer of the within Warrant):

            FOR VALUE RECEIVED, ___________________________________________ does hereby sell, assign and transfer  unto__________________________________________
a Warrant  to  purchase  ______________  shares of Common  Stock of  QueryObject
Systems  Corporation  ("Company")  evidenced  by  the  within  and  does  hereby authorize the Company to transfer such right on the books of the Company.

Dated: ___________________

                                             ------------------------------
                                             Signature

                                             ------------------------------
                                             Print Name

            NOTICE:  THE  SIGNATURE ON THIS FORM MUST  CORRESPOND  TOTHE NAME AS
WRITTEN  UPON  THE  FACE OF THE  WITHIN  WARRANT  IN  EVERY  PARTICULAR  WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.